Exhibit 10.1

August 19, 2015

Timothy R. Donovan

Dear Timothy:

You are eligible to receive a special one-time bonus payment of $200,000 (the “Retention Bonus”) from Caesar’s Enterprise Services, LLC (the “Company”), payable as set forth in this letter.

The Retention Bonus will be paid to you in two equal installments of $100,000 on each final regular payroll day of calendar year 2015 (the “First Installment Payment Date”) and calendar year 2016 (the “Second Installment Payment Date”). In order to receive such payments you must remain continuously employed with the Company or its affiliates through each of the First and Second Installment Payment Dates, as applicable. In the event that your employment with the Company or any of its affiliates is terminated prior to the Second Installment Payment Date for any reason, any portion of the Retention Bonus that has not yet been paid as of such termination date shall be forfeited.

All payments made by the Company under this Agreement shall be subject to any withholding tax (including social security contributions and federal income taxes) as shall be required by federal, state, and local withholding tax laws.

This letter may not be amended or modified orally and shall be construed and enforced under and be governed in all respects by the laws of the State of Nevada, without regard to the conflict of laws principles thereof.

The Retention Bonus shall constitute a one-time bonus that shall not be considered or deemed a right to continued employment or compensation for purposes of any benefit plan, program or arrangement (including any severance computations) under which you now participate or may participate in the future. This letter agreement shall not constitute an agreement for your employment or an amendment, modification or waiver of your employment agreement, dated April 2, 2009, with Caesars Entertainment Operating Company, Inc., as assigned to the Company on October 1, 2014, which shall remain in effect.

Please indicate your acknowledgement and agreement with the terms of this letter by signing and dating where indicated below.

/s/ Timothy R. Donovan
Name: TIMOTHY R. DONOVAN
Date: August 19, 2015

/s/ Mary H. Thomas
CAESARS ENTERPRISE SERVICES, LLC
By: Mary H. Thomas
Executive Vice President, Human Resources

[Retention Bonus – Timothy Donovan – Letter Agreement Signature Page]